Exhibit 99.1

GigPeak Announces Record Fourth Quarter and Fiscal Year 2016 Preliminary Financial Results

Continued strong demand across all served markets driving record financial performance

•	Record quarterly and fiscal year preliminary financial results

•	Preliminary fourth quarter revenue of approximately $16.2 million, up approximately 46 percent from $11.1 million in the fourth quarter of fiscal 2015

•	Revenue for fiscal year 2016 to be approximately $58.7 million, up approximately 45 percent from $40.4 million in fiscal year 2015

•
GAAP and non-GAAP[1] gross margin to be approximately 71 percent and 74 percent, respectively, in the fourth quarter.  This compares with GAAP and non-GAAP gross margin of 65 percent and 67 percent, respectively, in the fourth quarter of fiscal 2015

•
GAAP and non-GAAP gross margin to be approximately 68 percent and 72 percent, respectively, in fiscal year 2016.  This compares with GAAP and non-GAAP gross margin of 63 percent and 65 percent, respectively, in fiscal year 2015

•
GAAP and non-GAAP net income per diluted share to be approximately $0.02 and $0.05, respectively, in the fourth quarter.  These net income per diluted share expectations are based on approximately 70.4 million shares.  This compares with GAAP and non-GAAP net income per diluted share of $0.01 and $0.05, respectively, in the fourth quarter of fiscal 2015, based on approximately 47.1 million shares

•
GAAP and non-GAAP net income per diluted share to be approximately $0.04 and $0.20, respectively, in fiscal year 2016 based on 61.4 million shares.  This compares with GAAP and non-GAAP net income per diluted share of $0.03 and $0.19, respectively, in fiscal year 2015, based on 38.1 million shares

SAN JOSE, Calif. – January 17, 2017 – GigPeak, Inc. (NYSE MKT: GIG), a leading innovator of semiconductor ICs and software solutions for high-speed connectivity and high-quality video compression over the network and the cloud, today announced selected preliminary unaudited financial results for its fourth quarter of fiscal 2016, and year ended December 31, 2016.

“We had another quarter of continuously improving financial results, delivering the highest ever revenue, gross margin and net income in the fourth quarter.  These quarterly results capped the most successful fiscal year in our history as we exceeded our initial forecasts and generated record annual financial performance,” said Dr. Avi Katz, Founder, Chairman and CEO of GigPeak, Inc. “Strong demand across all served markets, particularly with products serving the hyper scale data center and enterprise networks, are driving our continued financial improvement. We will discuss our recent financial performance in more detail when we hold our earnings conference call next month.”

GigPeak cautions that the anticipated fourth quarter and fiscal year 2016 financial results are preliminary and are based on the best information currently available to management, and subject to the completion of the financial statements for these periods.

Financial Results Conference Call on February 13, 2017

GigPeak will host a conference call and webcast on Monday, February 13, 2017 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its fourth quarter and fiscal year 2016 financial results and business outlook. Investors and other interested parties may access the call by dialing (913) 312-1507. No passcode is needed for the live call. The replay dial-in number is (412) 317-6671, and the passcode is 7009370. Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor Relations section of the Company’s website at http://ir.gigpeak.com/

1 Non-GAAP Measures - GigPeak reports gross margin and net income on a Generally Accepted Accounting Principles (GAAP) and non-GAAP basis. Management believes that the non-GAAP financial measures are important indicators of the ongoing operations of GigPeak’s business and provide an additional metric for comparability between reporting periods and provide an additional baseline for analyzing trends in GigPeak’s operations because these financial measures provide a view of our operations that excludes items that management believes are not reflective of the operating performance, such as stock-based compensation and acquisition related costs. As a result, these non-GAAP measures are provided to supplement investors’ overall understanding of, and an enhanced level of transparency into, GigPeak’s financial performance. These measures should be considered in addition to results prepared in accordance with GAAP. A reconciliation of these GAAP to non-GAAP measurements for the three months and fiscal year ended December 31, 2016, can be found in the “Reconciliation of GAAP to Non-GAAP Financial Information” table attached to this press release. A reconciliation of these measurements of the three and twelve months ended December 31, 2015, can be found in our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 2016.

About GigPeak, Inc.

GigPeak, Inc. (NYSE MKT: GIG) is a leading innovator of semiconductor ICs and software solutions for high-speed connectivity and high-quality video compression over the network and the cloud. The focus of the company is to develop and deliver products that enable lower power consumption and faster data connectivity, more efficient use of network infrastructure, broader connectivity to the cloud, and reduce the total cost of ownership of existing network pipes from the core to the end user. GigPeak addresses both the speed of data transmission and the amount of bandwidth the data consumes within the network, and provides solutions that increase the efficiency of the Internet of Things, leveraging its strength in high-speed connectivity and high-quality video compression. The extended product portfolio provides more flexibility to support changing market requirements from ICs and MMICs through full software programmability and cost-efficient custom ASICs.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “will,” and “expect,” or the negative thereof or comparable terminology, and include (without limitation) statements regarding expected revenues and income, and completion of its financial statements for the fiscal year and quarter just ended. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks include, but are not limited to: the ability to recognize revenues, the ability to extend product offerings into new areas or products, the ability to commercialize licensed technology, unexpected occurrences that deter the full documentation and “bring to market” plan for products that were developed this year and last year, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, unpredictability of suppliers, our ability to control our costs of goods sold, our ability to attract and retain qualified personnel, the ability to move product sales to production levels, the ability to compete for client design-in opportunities, the ability to cross-sell to new clients and to diversify, the success of product sales in new markets or of recently produced product offerings, including bundled product solutions, the amount of cost savings, the ability to improve productivity, and to do so in an efficient manner, the ability to pursue and attract other merger and acquisition opportunities, our ability to enforce intellectual property rights, and the ability to maintain and continue relationships with government agencies. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of GigPeak’s filings with the SEC, and in GigPeak’s other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to GigPeak as of the date hereof, and GigPeak assumes no obligation to update any forward-looking statement.

Investor Contact
Darrow Associates, Inc.
Jim Fanucchi, (408) 404-5400
ir@gigpeak.com

GIGPEAK, INC.
RECONCILIATION OF PRELIMINARY GAAP TO NON-GAAP FINANCIAL INFORMATION
(In millions)
(Unaudited)

	Three months ended,	Year ended,
	December 31, 2016	December 31, 2016
GAAP Gross profit	$11.5	$40.0
Stock-based compensation	0.1	0.3
Amortization of intangible assets	0.4	1.9
Non-GAAP Gross profit	$12.0	$42.2

GAAP Net income	$1.5	$2.2
Stock-based compensation	1.1	4.6
Amortization of intangible assets	0.7	3.0
Acquisition and strategic activities related costs	0.3	1.6
Special bonus	-	0.7
Non-GAAP Net income	$3.6	$12.1